Exhibit 3.9
AMENDED AND RESTATED
OPERATING AGREEMENT
OF
ARBOR E&T, LLC
     This OPERATING AGREEMENT (“Agreement”) is amended and restated as of the ___day of January 2003, by Res-Care, Inc., a Kentucky corporation (“Member”).
     WHEREAS, the Member executed an Operating Agreement for the Company as defined below as of November 19, 2002; and
     WHEREAS, the Member desires to amend and restate the Agreement to provide that the management of the Company shall be by its Managers.
     NOW, THEREFORE, this Agreement is hereby amended and restated:
     1. Formation.
          1.1 Formation. The Member has formed a limited liability company (“Company”) pursuant to the provisions of the Kentucky Limited Liability Company Act
(“Act”).
     2. Name and Office.
          2.1 Name. The name of the Company is Arbor E&T, LLC.
          2.2 Principal Office. The principal office of the Company shall be at 10140 Linn Station Road, Louisville, Kentucky 40223, or at such other place as shall be determined by the Member. The books of the Company shall be maintained at such principal place of business or such other place that the Member shall deem appropriate. The Company shall designate an agent for service of process in Kentucky in accordance with the provisions of the Act.
     3. Purposes and Term.
          3.1 Purposes. The purposes of the Company are as follows:
          (a) To engage in any other lawful activities in which a limited liability company may engage under the Act as is determined by the Member.
          (b) To do all other things necessary or desirable in connection with the foregoing, or otherwise contemplated in this Agreement.
          3.2 Company’s Power. In furtherance of the purposes of the Company as set forth in Section 3.1, the Company shall have the power to do any and all things whatsoever necessary,

appropriate or advisable in connection with such purposes, or as otherwise contemplated in this Agreement.
          3.3 Term. This Agreement shall become effective as of the date of the filing of Articles of Organization with the Kentucky Secretary of State’s Office, and shall continue in perpetuity until dissolved in accordance with Section 13.
     4. Capital.
          4.1 Capital Contributions of Member. The initial capital contribution of the Member shall be the amount set forth on Exhibit A. Such capital contribution shall be made by the Member at such time as the Member shall determine. The Member may, but shall not be required to, make additional capital contributions to the Company from time to time.
          4.2 No Liability of Member. Except as otherwise specifically provided in the Act, the Member shall not have any personal liability for the obligations of the Company. Except as provided in Section 4.1, the Member shall not be obligated to contribute to, or loan money to, the Company.
          4.3 No Interest on Capital Contributions. The Member shall not be entitled to interest on any capital contributions made to the Company.
     5. Accounting.
          5.1 Books and Records. The Company shall maintain full and accurate books of the Company at the Company’s principal place of business, or such other place as the Member shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company’s business and affairs. Such books and records shall be open to the inspection and examination of the Member in person or by the Member’s duly authorized representatives at all reasonable times.
          5.2 Fiscal Year. The fiscal year of the Company shall be the Member’s fiscal year.
     6. Bank Accounts.
          6.1 Bank Accounts. All funds of the Company shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the Member. Withdrawals therefrom shall be made upon such signature or signatures as the Member may designate. Company funds shall not be commingled with those of any other person or entity.
     7. Net Income and Net Loss.
          7.1 Net Income and Net Loss. All net income or net loss of the Company shall be for the account of the Member.

     8. Federal Income Tax Election.
          8.1 Tax Treatment. It is the intention of the Member that for federal, state and local income tax purposes the Company be disregarded as an entity separate from the Member in accordance with the provisions of Treas. Reg. §§ 301.7701-2(c)(2)(i) and 301.7701-3(b)(1)(ii). The Member shall take all actions which may be necessary or required in order for the Company to be so disregarded for income tax purposes.
     9. Distributions.
          9.1 Distributions. The Member shall determine, in the Member’s sole discretion, the amount and timing of any distributions to the Member and whether such distributions shall be paid in cash or property.
     10. Managers.
          10.1 General Powers. All powers of the. Company shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Managers, subject to any limitation set forth in the Company’s Articles of Organization. The initial Managers shall be Ronald G. Geary and Vincent F. Doran.
          10.2 Number, Election and Term. The Managers shall consist of one or more individuals, with the number specified in or determined in accordance with the Company’s Articles of Organization, or if not so specified, as fixed by the Members. The initial number of Managers shall be two (2). Managers shall be elected by the Members at each annual meeting. A decrease in the number of Managers shall not shorten an incumbent Manager’s term. The term of a Manager elected to fill a vacancy shall expire at the next Members’ meeting at which Managers are elected. Despite the expiration of a Manager’s term, he/she shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of Managers.
          10.3 Resignation of Managers. A Manager may resign at any time by delivering written notice to the Managers, the Company Chairman, or the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.
          10.4 Removal of Managers by Members. A Manager shall be removed by the Members only at a meeting called for the purpose of removing him/her and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the Manager. The Members may remove one or more Managers with or without cause unless the Company’s Articles of Organization provide that Managers may be removed only for cause. If a Manager is elected by a voting group of Members, only the Members of that voting group may participate in the vote to remove him. A Manager may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.
          10.5 Vacancy in Number of Managers. Unless the Company’s Articles of Organization provide otherwise, if a vacancy occurs in the number of Managers, including a vacancy resulting from an increase in the number of Managers, the Members may fill the vacancy; the Managers may fill the vacancy; or if the Managers remaining in office constitute fewer than a quorum of the Managers, they may fill the vacancy by the affirmative vote of a majority of all the Managers remaining in office. If the vacant office was held by a Manager elected by a voting group of Members, only the holders of Units of that voting group shall be entitled to vote to fill the vacancy if it is filled by the Members. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Manager may not take office until the vacancy occurs.
          10.6 Compensation of Managers. Unless the Company’s Articles of Organization provide otherwise, the Managers shall not be paid any compensation for serving as Managers.
          10.7 Meetings. The Managers may hold regular or special meetings in or out of the Commonwealth of Kentucky. The Managers may permit any or all Managers to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Managers participating may simultaneously hear each other during this meeting. A Manager participating in a meeting by such means shall be deemed to be present in person at the meeting.
          10.8 Special Meetings. Special meetings of the Managers may be called by, or at the request of, (a) the Chairman of the Managers, (b) Members holding not less than thirty percent (30%) in Common Units of the Company, or (c) the chief executive officer of the Company. All special meetings of the Managers shall be held at the principal office of the Company or such other place as may be specified in the notice of the meeting.
          10.9 Action Without Meeting. Any action required or permitted to be taken at a Managers’ meeting may be taken without a meeting if the action is taken by all of the Managers. The action shall be evidenced by one or more written consents describing the action taken, signed by each Manager, and included in the minutes or filed with the Company records reflecting the action taken. Action taken under this Section shall be effective when the last Manager signs the consent, unless the consent specifies a different effective date.
          10.10 Notice of Meeting. Unless the Company’s Articles of Organization provide otherwise, regular meetings of the Managers may be held without notice of the date, time, place, or purpose of the meeting. Unless the Articles of Organization provide for a longer or shorter period, special meetings of the Managers shall be preceded by at least two (2) days notice of the date, time, and place of the meeting. Unless otherwise provided by the Articles of Organization, the notice shall not be required to describe the purpose of the special meeting.
          10.11 Waiver of Notice. A Manager may waive any notice required by the Company’s Articles of Organization or this Operating Agreement or the Act before or after the date and time stated in the notice. Except as otherwise provided in this Section, the waiver shall be in writing, signed by the Manager entitled to the notice, and filed with the minutes or Company records. A Manager’s attendance at or participation in a meeting shall waive any required notice to him of the meeting unless the Manager at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
          10.12 Quorum and Voting. Unless the Company’s Articles of Organization require a greater or lesser number, a majority of the number of Managers fixed by, or determined in accordance with, this Operating Agreement shall constitute a quorum of the Managers. If a quorum is present when a vote is taken, the affirmative vote of a majority of Managers present shall be the act of the Managers unless the Articles of Organization require the vote of a greater number of Managers. A Manager who is present at a meeting of the Managers or a committee of the Managers when action is taken shall be deemed to have assented to the action taken unless: he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; his dissent or abstention from the action taken is entered in the minutes of the meeting; or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a Manager who votes in favor of the action taken.
          10.13 Chairman and Vice-Chairman of the Board. The Managers may appoint one of its members Chairman of the Managers. The Managers may also appoint one of its members as Vice-Chairman of the Managers, and such individual shall serve in the absence of the Chairman and perform such additional duties as maybe assigned to him by the Managers.
     11. Officers.
          11.1 Officers. The initial officers of the Company shall be as follows:
Chairman — Ronald G. Geary
President — Gabriel Ross
Vice President and Secretary — Vincent Doran
Vice President — Paul G. Dunn
Treasurer — L. Bryan Shaul
Assistant Treasurer — Ross Davison
Assistant Secretary — Mary D. Peters
Assistant Secretary — David S. Waskey
The Company shall have the officers described in this Agreement or appointed by the Managers in accordance with this Agreement.
A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Member. The same individual may simultaneously hold more than one office in the Company. If such office shall not be created and filled, then the Member shall delegate to one of the officers of the Company such responsibility.
          11.2 Duties of Officers. Each officer of the Company shall have the respective authority and shall perform the duties set forth in this Agreement for such officer’s respective office or, to the extent consistent with this Agreement, the duties prescribed by the Managers or by direction of an officer authorized by the Managers to prescribe the duties of other officers.
          11.3 Election and Term of Office. The officers of the Company shall be elected by the Managers from time to time. Vacancies may be filled or new offices created and filled by the Managers. Each officer shall hold office until his or her successor shall be duly elected or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.
          11.4 Resignation and Removal of Officers. An officer may resign at anytime by delivering notice to the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Managers may fill the pending vacancy before the effective date if the Managers provide that the successor shall not take office until the effective date. The Managers may remove any officer at any time with or without cause.
          11.5 Contract Rights of Officers. Election or appointment of an officer or agent shall not of itself create rights. An officer’s removal shall not affect the officer’s contract rights, if any, with the Company. An officer’s resignation shall not affect the Company’s contract rights, if any, with the officer.
          11.6 Chairman. The Chairman, if that office be created and filled, shall be the chief executive officer of the Company and, if such, shall, in general, supervise and control the affairs and business of the Company. The Chairman of the Board shall preside at all meetings of the Managers. He or she may sign certificates for interests of the Company, any deeds, mortgages, bonds, contracts or other instruments which the Member has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Member or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed.
          11.7 President/Chief Operating Officer. The President or Chief Operating Officer, if that office be created and filled, shall be the chief operating officer of the Company. If no Chairman has been appointed or, in the absence of the Chairman, the President shall preside at all meetings of the Managers. The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Managers from time to time.
          11.8 Treasurer. The Treasurer, if that office be created and filled, shall have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies and other depositories as shall be selected by the Managers; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman or the President. If required by the Managers, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Managers shall determine. The Treasurer shall be the Chief Financial Officer of the Company.
          11.9 Secretary. The Secretary, if that office be created and filled, shall (i) keep the minutes of the Managers’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law; (iii) be custodian of the meeting records and of the seal, if any, of the Company; (iv) be responsible for authenticating records of the Company; (v) keep a register of the mailing address of each Manager; (vi) sign with the Chairman certificates for interests of the Company; (vii) have general charge of the interest transfer books of the Company; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time maybe assigned to him or her by the Chairman, the President or by the Managers.
          11.10 Vice President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election), if that office be created and filled, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for interests of the Company; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Managers.
          11.11 Assistant Treasurers and Assistant Secretaries.
               (a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Managers, give bond for the faithful discharge of his or her duty in such sum and with such surety as the Managers shall determine.
               (b) The Assistant Secretary, if that office be created and filled, may sign, with the Chairman, certificates for interests of the Company.
               (c) The Assistant Treasurers and Assistant Secretaries, in general, shall perform such other additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, the President or the Managers.
     12. Indemnification of Officers.
          12.1 General. The Company shall, to the fullest extent permitted by, and in accordance with the provisions of, the Act, as it presently exists or may hereafter be amended, indemnify each officer of the Company against expenses (including attorneys’ fees), judgments, taxes, fines, and amounts paid in settlement, incurred by him or her in connection with, and shall advance expenses (including attorneys’ fees) incurred by him or her in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he or she is, or is threatened to be made, a party by reason of the fact that he or she is or was an officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, member or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Managers may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized herein. Such right of indemnification shall not be deemed exclusive of any other rights to which members or officers of the Company may be entitled under any statute, provision in the Company’s Articles of Organization, agreement or action of the Managers of the Company, or otherwise, and shall continue as to a person who has ceased to be an officer of the Company, and shall inure to the benefit of the heirs, executors, and administrators of such a person.
          12.2 Insurance. Without in any way limiting the Company’s power to purchase and maintain insurance for any other purpose or on behalf of any other person, the Company may purchase and maintain insurance on behalf of any person who is or was, an officer, employee or agent of the Company, or a director, officer, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of the status as such, whether or not the Company would have the power or be obligated to indemnify him or her against such liability under the provisions of Section 12.1 of this Operating Agreement or the Act.
     13. Dissolution.
          13.1 Dissolution. The Company shall dissolve upon, but not before, the decision of the Managers to dissolve the Company. Dissolution of the Company shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company shall have been distributed as provided in Section 13.3. Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the Company shall continue to be governed by this Agreement.
          13.2 Sale of Assets Upon Dissolution. Following the dissolution of the Company, the Company shall be wound up and the Managers shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Managers in kind in liquidation of the Company.
          13.3 Distributions Upon Dissolution. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:
               (a) First, to the payment and discharge of all of the Company’s debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Managers determine to create for unmatured and/or contingent liabilities or obligations of the Company.
               (b) Second, to the Member.

     14. Assignment.
          14.1 Assignment of Member’s Interest. The Member may freely sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Member’s interest in the Company. Upon the dissolution of the Member, the successor-in-interest to the Member shall automatically become a substitute Member.
     15. General.
          15.1 Amendment. This Agreement may be modified or amended from time to time only upon the written consent of the Member.
          15.2 Captions; Section References. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.
          15.3 Number and Gender. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.
          15.4 Severability. If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
          15.5 Binding Agreement. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Member and its successors and assigns.
          15.6 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.
          15.7 Entire Agreement. This Agreement contains the entire agreement with respect to the subject matter hereof.
          15.8 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.